US.355977294.05 1 February 27, 2023 Wejo Group Limited Canon’s Court 22 Victoria Street Hamilton HM12, Bermuda Attention: Chief Financial Officer Re: Consent Letter and Amendment No. 1 to Secured Convertible Note Dear Mr. Maxwell: Reference is made to the Securities Purchase Agreement dated as of December 16, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), and General Motors Holdings LLC (the “Buyer”) and that certain Secured Convertible Note, dated as of December 16, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “GM Note”), executed by the Company for the benefit of the Buyer. As used herein, capitalized terms defined in the Purchase Agreement and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement. The Company has advised the Buyer that it desires to (a) issue a new note in an aggregate principal amount of $3,684,210 and a warrant to acquire additional Common Shares pursuant to the terms of a Securities Purchase Agreement to be dated as of the date hereof (the “Esousa Purchase Agreement”) between the Company and Esousa Holdings, LLC (“Esousa”), the related Secured Note (the “Esousa Note”) and Warrant each by the Company in favor of Esousa, and certain other Transaction Documents (as defined in the Esousa Purchase Agreement) related thereto (all such documents, the “Esousa Transaction Documents”, complete and correct copies of which have been provided to the Buyer) and (b) grant a subordinate lien in favor of Esousa or its designee, on all or substantially all of the assets serving as collateral securing the obligations under the Purchase Agreement and related Transaction Documents (collectively, the “Esousa Transaction”). Without the prior written consent of the Buyer, the Esousa Transactions would violate certain provisions of the Purchase Agreement and Transaction Documents. At the request of the Company, the Buyer hereby consents to the Esousa Transaction Documents and the Esousa Transactions, so long as each of the following conditions are satisfied: (a) the Esousa Note expressly provides that the Company shall not make any payment thereunder, and shall not be obligated to make any payment thereunder, unless one of the following conditions has been met: (i) the GM Note has been paid in full; (ii) the payment is a Permitted Payment (as defined in the Deed of Priority, dated as of the date hereof, among the Company, Wejo Bermuda Limited, the Buyer, Esousa and the Security Agent (the “Deed of Priority”)); or (iii) Esousa has complied with the notice requirements included in Section 4(e) of the Esousa Note; and (b) the Company delivers to the Buyer on the date hereof a fully executed copy of the Deed of Priority evidencing the senior priority of the Buyer’s Security (as defined therein). Immediately following receipt of any Notice of Intent (as defined in the Esousa Note) under the Esousa Note (and in any event no later than two days after receipt), the Company shall provide a copy of

US.355977294.05 such Notice of Intent to the Buyer. Immediately following receipt of any Demand Notice (as defined in the Esousa Note) under the Esousa Note, the Company shall provide a copy of such Demand Notice to the Buyer. Upon the Company’s receipt of a Demand Notice under the Esousa Note, all outstanding Principal, together with accrued and unpaid interest and any other obligations outstanding under the GM Note and the other Transaction Documents shall be automatically accelerated and shall be deemed due and payable on the Demand Payment Date (as defined in the Esousa Note). The consent granted hereunder is specific to the transactions described herein and does not constitute or imply consent to any other transactions, whether or not similar to the transactions described in this letter, or a waiver of any Default or Event of Default outstanding on the date hereof, or of any of Buyer’s rights, privileges, powers and remedies under the Purchase Agreement or any other Transaction Document. The Purchase Agreement and the other Transaction Documents remain in full force and effect in accordance with their original terms, except to the extent of the consent expressly set forth in this letter. In consideration of the foregoing and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Buyer hereby agree as follows: (a) The GM Note is hereby amended as follows: i. Section 4(a) of the GM Note is hereby amended to add the double-underlined text as set forth below immediately after Section 4(a)(xx) as a new Section 4(a)(xxi) and Section 4(a)(xxii): (xxi) the Company receives a Demand Notice (as defined in that certain Secured Note, dated as of February [27], 2023, executed by the Company for the benefit of Esousa Holdings, LLC). (xxii) Cross Default: (1) Any Indebtedness of the Company or any Subsidiary is not paid when due nor within any originally applicable grace period; (2) any Indebtedness of the Company or any Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however defined); (3) any commitment for any Indebtedness of the Company or any Subsidiary is cancelled or suspended by a creditor of the Company or any Subsidiary as a result of an event of default (however described); or (4) any creditor of either the of the Company or any Subsidiary becomes entitled to declare any Indebtedness of the of the Company or any Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described). (5) No Event of Default will occur under this Section 4(a)(xxii) if the aggregate amount of Indebtedness or commitment for Indebtedness falling within clauses (1) to (4) (inclusive) above is less than $500,000 (or its equivalent in any other currency or currencies). (b) Except as and to the extent expressly modified by this Consent Letter and Amendment No. 1 to Secured Convertible Note, the GM Note and other Transaction Documents shall remain unchanged and in full force and effect. The execution, delivery, and effectiveness of this Consent Letter and Amendment No. 1 to Secured Convertible Note shall be limited precisely as written and, except as expressly provided herein, shall not be deemed

US.355977294.05 to (i) be a consent to any waiver or modification of any other term or condition of the transactions described in the Transaction Documents or any of the instruments or documents referred to therein, or (ii) create, or be evidence of, alone or taken with any consent to, waiver or modification of, or other amendment of the provisions of the Transaction Documents or any of the instruments or documents referred to therein, a course of conduct. [Remainder of page intentionally left blank.]

[Signature page to Consent Letter and Amendment No. 1 to Secured Convertible Note] IN WITNESS WHEREOF, the Buyer and the Company have caused this Consent Letter and Amendment No. 1 to Secured Convertible Note to be duly executed as of the date set forth above. GENERAL MOTORS HOLDINGS LLC By: ________________________________ Name: Title: AGREED AND ACCEPTED: WEJO GROUP LIMITED By: ________________________________ Name: John Maxwell Title: Chief Financial Officer DocuSign Envelope ID: 4EA29C2E-98ED-4848-9B7C-3D028366249A John Stapleton VP Global Finance Strategy and FP&A